PROMISSORY NOTE

Loan No. 73101343

$11,000,000.00    March 16, 2022

For value received, the undersigned (hereafter referred to as “Borrower”), jointly and severally promise to pay to the order of RGA REINSURANCE COMPANY, a Missouri corporation, and its successors and assigns (hereafter referred to as “Lender”), c/o RGA Mortgage Loan Servicing, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00), with interest from date hereof on unpaid principal at the rate of Three and 81/100 percent (3.81%) per annum. Interest only from the date hereof to the first day of the first calendar month after the date hereof shall be payable in advance on the date hereof; thereafter, both principal and interest shall be payable in monthly installments as follows: On the first day of May, 2022, the sum of Sixty Five Thousand Five Hundred Sixty One and 71/100 Dollars ($65,561.71), and a like amount on the first day of each succeeding month thereafter, to and including the first day of March, 2042, and the balance of all outstanding principal and interest accrued thereon, on the first day of April, 2042 (the “Maturity Date”). Each payment shall be credited first to accrued interest then due and the remainder to principal, and interest thereupon shall cease upon the principal so credited. If default be made in the payment of any monthly installment due hereunder, or portion thereof, and such default is not cured within ten (10) days from the date such monthly installment became due, Lender may assess a late fee equal to five percent (5%) of the monthly installment of principal and interest then due (the “Late Fee”). In addition to the foregoing, if the payment of any monthly installment, and any Late Fee assessed in connection therewith, is not made within thirty (30) days from the date such monthly installment first became due, Lender may charge interest on the entire unpaid principal balance of this Note from the date of such default at an interest rate which is five percent (5%) above the interest rate then otherwise accruing hereunder (the “Default Rate”), while such default(s) continue(s). Upon the occurrence of a default under the terms of any of the Loan Documents, which is not cured within any applicable cure period, or if default be made in the payment of any and all amounts due hereunder or under the Loan Documents on the Maturity Date, all amounts then due and outstanding under the terms of this Note and the Loan Documents, including, without limitation, delinquent interest, shall bear interest at the Default Rate. The Late Fee and the charging of interest at the Default Rate are for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and to compensate Lender for the loss of the use of the delinquent payment and are payable in addition to any other remedy Lender may have. Unpaid Late Fees and interest payable at the Default Rate shall become part of the secured indebtedness and shall be added to any subsequent payments due under the Loan Documents. At the election of Lender, and to the extent permitted by law, all payments shall be applied in the order selected by Lender to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the interest rate payable as set forth above or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid loan amount.

Interest accruing hereunder shall be calculated on the basis of a 360-day year and (a) if for a fraction of a month, shall be payable based upon the actual number of days for which interest is charged, or (b) if for a full month or months, shall be payable based upon a year comprised of twelve (12) months, each of which has thirty (30) days. If any payment date hereunder falls on Saturday, Sunday, or legal holiday, then such payment shall be due on the next business day. All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. Eastern time at such place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until the next day on which Lender is open for business.

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Acceptance by Lender of any sum in payment of the amounts due hereunder, after the date when the same is due, or Lender’s failure to exercise any right given hereunder or under the Loan Documents shall not constitute a waiver of the right either to require prompt and timely payment of the full amount then due hereunder or to declare a default for the failure so to pay such sums as and when due. No payment by Borrower or acceptance by Lender of a lesser amount than any amount due shall be deemed to be in full payment of the amount due or constitute a waiver of the right of Lender to require prompt and timely payment of the full amount then due, and no endorsement or statement on any check or any notation accompanying any payment shall be deemed an accord and satisfaction, and Lender may accept such check or payment without prejudice to Lender’s right to recover the full amount due or to declare a default for the failure so to pay such sums as and when due.

Borrower acknowledges that the scheduled monthly payments due and payable hereunder may not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment upon the Maturity Date.

In the event of a default under the terms of this Note, the Deed to Secure Debt, Security Agreement and Fixture Filing from Borrower to Lender dated as of the date hereof (the “Security Instrument”) or any other instrument executed in connection with or given as security for this Note (the “Loan Documents”), which is not cured within any applicable cure period, Lender may, at its option, declare the unpaid principal balance of this Note, together with all accrued interest thereon, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by Borrower under this Note and the other Loan Documents to be immediately due and payable and Lender shall be entitled to exercise any and all remedies available to it under this Note, the Security Instrument or any of the other Loan Documents and any and all rights or remedies available to it at law or in equity. Except as required by law no notice of acceleration shall be required in order for Lender to exercise its option to accelerate the Indebtedness (as defined in the Security Instrument) in the event of a default.

    Borrower, endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consent that the owner hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension of time for payment of any of said Indebtedness or any other indulgences or forbearances whatsoever, or may release any of the security for this Note without in any way affecting the liability of any party for the payment of this Note.

    In the event default is made in the prompt payment of this Note, when due or declared due, and it is placed in the hands of an attorney for collection or suit is brought on same or it is collected through any probate, bankruptcy or other judicial proceedings whatsoever, then all parties liable for payment hereof agree and promise to pay all costs of said collection, including litigation expenses and reasonable attorneys’ fees. Litigation expenses shall include, in addition to all other such expenses, the fees of expert witnesses including fees for consultation, reports and testifying in deposition or at trial. Attorneys’ fees shall include such fees incurred whether or not suit or action is brought and if suit or action is brought, fees incurred before and during trial or other hearing and on any appeal and in connection with enforcement of any judgment.

    This Note is closed to prepayment during the first twenty-four (24) full calendar months from the date of this Note (the “Lock-Out Period”). Borrower acknowledges and agrees that the Lock-Out Period expires at the close of business on March 31, 2024. At any time after the expiration of the Lock-Out Period, and upon giving Lender thirty (30) days prior written notice, the principal amount of this Note may be prepaid in full by paying, in addition to such principal amount, accrued interest, and all other sums due hereunder, prepayment consideration equal to the greater of (A) one percent (l%) of the prepaid principal amount or (B) the amount by which the present value of scheduled monthly payments (the “Total Present Value”) on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of this Note, including any "balloon" payment due on the Maturity Date, shall be discounted to its present value as of the prepayment date. For the purpose of this calculation, Lender shall use a discount rate equal to the interest rate on a
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hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as reported by Bloomberg, L.P. or other nationally recognized source) equal to the interpolated average yield of U.S. Government/Treasury Constant Maturities having the same average life as the remaining average life of the loan.

Notwithstanding anything to the contrary set forth above, provided that Lender has not accelerated the Indebtedness, Lender shall not charge prepayment consideration on (i) the prepayment in full of this Note made during the ninety (90) full calendar days immediately preceding the Maturity Date, provided that Borrower has given Lender thirty (30) days’ prior written notice; (ii) payment made on the Maturity Date; and (iii) any prepayment made as the result of Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note.

Except as hereinbefore set forth, no prepayments of principal shall be allowed. Borrower hereby acknowledges that the prepayment consideration constitutes liquidated damages to compensate Lender for reinvestment costs, lost opportunity costs, and the loss by Lender of its bargained-for investment in the loan evidenced by this Note. Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

    Any default resulting in the acceleration of the Indebtedness shall be presumed to be an attempt to avoid the provisions of this Note which prohibit prepayment or condition Lender’s obligation to accept prepayment on the payment of prepayment consideration. Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by Lender through its remedies following acceleration, shall be subject to either: (a) if the prepayment is tendered or realized during the Lock-Out Period, the payment of prepayment consideration equal to the greater of (x) ten percent (10%) of the amount so tendered or realized, and (y) the prepayment consideration that would have been applicable under the terms of this Note if prepayment had been permitted (calculated from the date of acceleration through the Maturity Date); or (b) if the prepayment is tendered or realized after the expiration of the Lock-Out Period, the prepayment consideration that would have been applicable under the terms of this Note in the event of a voluntary prepayment (calculated from the date of acceleration through the Maturity Date). In consideration of the prepayment privileges herein set forth, all parties liable hereunder agree that the terms and conditions applicable thereto, including the prepayment consideration, shall apply to all prepayments, including any made upon the acceleration of the due date of this Note because of any default hereunder, to the end that the payment of this Note prematurely shall include the appropriate prepayment consideration.

    Except as to the hereinafter defined Carveout Obligations, liability otherwise under this Note shall be limited to the security given for this Note, and Borrower (or any and all general or limited partners, members or joint venturers of such Borrower) shall not be personally liable, whether by way of election of remedy, deficiency judgment, or otherwise for any monies due hereunder, whether principal, interest, attorneys’ fees, or other. Nothing in this paragraph, however, shall be deemed or construed to affect the validity of this Note or any of the other Loan Documents. Provided, however, Borrower shall be personally liable, jointly and severally, to Lender for all amounts due or arising from or in connection with the following obligations (the “Carveout Obligations”): (a) the obligation to pay amounts advanced and expenses incurred by Lender under this Note, the Security Instrument or any of the other Loan Documents with respect to any of those matters set forth in (i) through (x) below (the “Carveouts”); (b) the obligation to defend and hold Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts; (c) the obligation to indemnify Lender with respect to any costs, damages, losses, including attorneys’ fees, suffered or incurred by Lender in connection with or arising from any of the Carveouts; and (d) the obligation to repay the entire Indebtedness, if Lender’s exculpation of Borrower from personal liability has become void as set forth in the Loan Documents. The Carveouts are:

i.Material written misrepresentation by Borrower with respect to the Loan;

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ii.    Waste of the property described in the Security Instrument (the “Property”) (which shall include damage, destruction or disrepair of the Property caused by a willful act or grossly negligent omission of Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

iii.Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds with regard to the Property;

iv.Failure to pay ground rent, property taxes, assessments or other lienable impositions with regard to the Property, except to the extent funds for payment of said items were placed and remain in escrow with the Lender;

v.Failure to pay to Lender (a) all rents, income and profits collected more than one (1) month in advance with regard to the Property, and (b) all rents, income and profits (including any rent for the last month of the lease term under any lease in force at the time of default), received with regard to the Property during any period when there exists a default under the Loan Documents, net of amounts used to pay the reasonable and customary operating and maintenance expenses of the Property;
vi.Removal of fixtures or Personal Property (as defined in the Security Instrument) from the Property, unless replaced in a commercially reasonable manner;

vii.Any amounts expended by Lender in connection with the foreclosure of the Security Instrument or expenses incurred by Lender in connection with any proceeding brought to enforce the terms of the other Loan Documents following default;

viii.Terminating or amending a lease of the Property in violation of the Loan Documents;

ix.Failure to maintain all insurance as required by the Security Instrument, except to the extent funds for payment of said insurance premiums were placed and remain in escrow with the Lender; and

x.Liability of Borrower under the Environmental Indemnity Agreement or the provisions set forth in the Security Instrument pertaining to hazardous materials or toxic substances found in, on or under the Property.

Notwithstanding anything herein to the contrary, Lender’s exculpation of Borrower from personal liability for the repayment of the Indebtedness shall be void without notice in the event of (a) any fraud or intentional misrepresentation by Borrower, (b) a voluntary transfer or encumbrance of the Property, or any direct or indirect beneficial ownership interest in Borrower, in violation of the Loan Documents; or (c) Borrower’s filing of a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), unless, prior to filing, Borrower offers to enter into Lender’s choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure, Lender accepts Borrower’s offer and the agreement is consummated within sixty (60) days of Lender’s acceptance of the offer. After Lender accepts such an offer, default by Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness. No such offer shall be conditioned on any payment by Lender, or on the release of Borrower or any Guarantor from any other obligation or liability under the Loan Documents, or on any other concession. Borrower’s liability for the Carveout Obligations shall survive foreclosure of the Security Instrument (or Lender’s acquisition of the Property by a deed in lieu of foreclosure).

Borrower hereby covenants, represents and warrants to Lender that the loan evidenced hereby was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

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Notwithstanding anything herein to the contrary, at no time shall Borrower hereof be obligated or be required to pay interest on the Indebtedness at a rate which is in excess of the maximum interest rate permitted by applicable law, or which could subject Lender to liability as a result of being in excess of the maximum rate which such Borrower is permitted by law to contract or agree to pay.

Lender shall have the right at all times to grant participations in or to assign all or any portion of this Note, together with the collateral for repayment of this Note, to any other entity acceptable to Lender, and Borrower acknowledges and consents that Lender shall have the right to share any and all information concerning Borrower and the collateral with any prospective loan participant or assignee.

    Time is of the essence as to each payment which is payable under this Note.

Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into other transactions and that the tender of any prepayment, whether permitted or not, shall, to the extent allowed by law, include any prepayment consideration provided for herein. The undersigned agrees that the prepayment consideration set out herein shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Note or any other instrument executed in connection with this Note.

THIS NOTE AND ALL DOCUMENTS SECURING THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER. THE PROVISIONS OF THIS NOTE AND THOSE DOCUMENTS GIVEN AS SECURITY FOR THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND LENDER.

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BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER ANY APPLICABLE STATUTE TO PREPAY THIS NOTE WITHOUT FEE OR CONSIDERATION UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE UPON OR FOLLOWING ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER, INCLUDING BUT NOT LIMITED TO ACCELERATION DUE TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY ANY INSTRUMENT GIVEN TO SECURE THIS NOTE, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT CONSIDERATION SPECIFIED HEREIN. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION GIVEN FOR THIS WAIVER AND AGREEMENT.

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BORROWER HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER BY HOLDER OR ITS AGENTS. ADDITIONALLY, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE DATE OF THIS AGREEMENT, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN THE EVENT OF LITIGATION BETWEEN THE PARTIES IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE PROPERTY, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS AGREEMENT OR ON TORT LAW, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN.

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Notwithstanding any provision to the contrary in this Note or any of the other Loan Documents, whenever Borrower, a Guarantor or other party is obligated herein or any of the other Loan Documents, to pay the legal fees and expenses (however phrased) of Lender or any other party, such obligations shall mean the reasonable legal fees actually incurred by Lender or such other party at the standard hourly rates of Lender or such party’s legal counsel and the out-of-pocket expenses actually incurred by Lender or such other party, and not the statutory legal fees specified in O.C.G.A. Section 13-1-11(a)(2) or any other statute. Neither Borrower nor any other such party shall be liable under any circumstances for any additional legal fees or expenses under O.C.G.A. Section 13-1-11(a)(2) or other statute, and to the extent Lender or such other party may be permitted to charge or receive additional legal fees or expenses under O.C.G.A. Section 13-1-11(a)(2) or other statute, Lender and such other party hereby waive such right.

SEE NEXT PAGE FOR SIGNATURES
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Loan No. 73101343
    This Note is secured by a Deed to Secure Debt, Security Agreement and Fixture Filing of even date herewith on real estate in the County of Bartow, State of Georgia, and shall be governed by and construed under the laws of said State.

BORROWER:

TDG ADAIRSVILLE, LLC,
a Georgia limited liability company

By:
Name: Allen L. Danzey
Title: President

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Promissory Note

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